EXHIBIT 99.1

FOREX INTERNATIONAL TRADING CORP.
One Grand Central Place
60 E 42nd Street, Suite 5310
New York, New York 10165

May 17, 2011

Mr. Eric Perez
ParagonEx Limited
Mayfair House,
14-18 Heddon Street
Mayfair
London W1B 4DA
United Kingdom

Re:
Letter of Intent for Forex International Trading Corp., a corporation organized under the laws of the State of Nevada (“FOREX INTERNATIONAL”), to purchase up to 51% of the outstanding securities of ParagonEx Limited, a corporation organized under the laws of the British Virgin Island (“PARAGON”) owned by the shareholders of PARAGON (the “PARAGON SHAREHOLDERS”).

Gentlemen:

This Letter of Intent ("LOI") will confirm the following general terms upon which our respective Board of Directors or similar governing body will adopt a definitive Purchase Agreement (the “Agreement”), and recommend that the PARAGON SHAREHOLDERS approve the Agreement whereby FOREX INTERNATIONAL will purchase a 51% interest of PARAGON (the “PARAGON SECURITIES”) for consideration of not less than $17,595,000 consisting of (i) the “CASH CONSIDERATION invested in cash into PARAGON (and not as payment to PARAGON current shareholders) and (ii) shares of common stock of FOREX INTERNATIONAL to be determined by dividing the dollars amount by the volume weighted average price for the ten (10) trading days prior to the closing of the acquisition (the “EQUITY CONSIDERATION”) and  (iii) the “CASH CONSIDERATION FOR INSIDERS invested in cash to PARAGON shareholders;

This LOI sets forth the basic terms of the share purchase transaction and reflects the current, good faith intentions of FOREX INTERNATIONAL, PARAGON and PARAGON SHAREHOLDERS with respect thereto, subject to PARAGON consent via shareholders’ meeting.

1.   PARAGON Purchase.

(a)	At the closing, FOREX INTERNATIONAL will purchase from the PARAGON and the PARAGON will sell to FOREX INTERNATIONAL the PARAGON SECURITIES.

(b)	The closing date shall be on or before 90 days from the date of this LOI (the “Closing Date”), unless extended by mutual consent of the parties.

(c)
On the Closing Date, FOREX INTERNATIONAL shall pay the CASH CONSIDERATION to PARAGON and the CASH CONSIDERATION FOR INSIDER to PARAGON SHAREHOLDERS and issue the EQUITY CONSIDERATION to the PARAGON SHAREHOLDERS.

(d)
Prior to the Closing Date, PARAGON shall cause an audit to be conducted for PARAGON’s prior two (2) full fiscal years with a view to complying with applicable Securities and Exchange Commission requirements for public companies and otherwise in scope satisfactory to FOREX INTERNATIONAL.  Such audit is to be conducted by an independent accounting firm that is qualified under the Public Company Accounting Oversight Board mutually acceptable to the parties (the “Audit”).  Paragon shall also provide unaudited financial statements prepared under U.S. GAAP for the most recent fiscal quarter.

2.   Expenses. Each party shall pay its own legal and accounting expenses in connection with the transaction contemplated herein.

May 17, 2011

3.   Conduct of Business of PARAGON Pending Closing.  Until the Closing, PARAGON and the PARAGON SHAREHOLDERS shall use their best efforts to cause the business of PARAGON to be conducted in the ordinary course and to preserve PARAGON as going business concerns and the goodwill of PARAGON’s customers, suppliers, employees and others having relationships with it.

4.           Best Efforts.  FOREX INTERNATIONAL, the PARAGON SHAREHOLDERS and PARAGON will negotiate in good faith and use their best efforts to arrive at a mutually acceptable definitive agreement for approval, execution and delivery on the earliest reasonably practicable date.  FOREX INTERNATIONAL, the PARAGON SHAREHOLDERS and PARAGON will thereupon use their best efforts to affect the closing and to proceed with the transactions contemplated by the transaction as promptly as is reasonably practicable.

5.           Definitive Agreement.  Following the execution of this LOI, FOREX INTERNATIONAL shall cause its counsel to prepare and submit to PARAGON and its counsel, for negotiation in good faith, a definitive purchase agreement and related agreements consistent with this LOI.  FOREX INTERNATIONAL’s execution of the definitive agreement and consummation of the transaction described herein is subject to (a) all parties satisfactory completion of due diligence, (b) there has been no material adverse change in the business of PARAGON, (c) receipt by PARAGON of all required waivers and third party consents and (d) the execution of all required employment and non compete agreements, if any.

6.           Nature of LOI.  This LOI is intended to be an agreement in principle only and is not binding upon any of the parties, except for the provisions of sections 4, through 7 of this LOI, which are binding upon the parties effective the date this LOI is fully executed.  Except as provided in this section 6, none of the parties has any obligation to any party unless and until a definitive purchase agreement is executed and then only to the extent therein provided.

7.           Miscellaneous Provisions:

(a)	All notices or other information deemed required or necessary to be given to any of the parties shall be given at the following addresses:

FOREX INTERNATIONAL:
Darren Dunckel, CEO
Forex International Trading Corp.
One Grand Central Place
60 E 42nd Street, Suite 5310
New York, New York 10165
888-333-8075 (phone)

With Copy to:
                                        Stephen Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
516-833-5034 (phone)
516-977-1209 (fax)

PARAGON and the PARAGON SHAREHOLDERS:
ParagonEx Limited
Mayfair House,
14-18 Heddon Street
Mayfair, London W1B 4DA
United Kingdom
+44 870 490 8718 (fax)

(b)
No agent, broker, investment banker, person or firm is acting on behalf of the parties or under their authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated herein.

(c)	This LOI may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

(d)	The descriptive headings of the sections and subsections of this LOI are inserted for convenience only and do not constitute a part of this LOI.

(e)
From the date of this LOI until such time as this LOI is terminated, FOREX INTERNATIONAL shall have access to all information in the possession or control of PARAGON relating to PARAGON’s business, the assets and its financial condition. PARAGON and its representatives shall also assist FOREX INTERNATIONAL conducting its due diligence review.

(f)	This LOI shall be governed by the laws of the State of New York, without reference to its conflicts of law principles.

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May 17, 2011

If the foregoing correctly sets forth the substance of the understanding of the parties, please execute this letter and return the other original copy to FOREX INTERNATIONAL at the address listed above.

Yours truly,

FOREX INTERNATIONAL TRADING
CORP.

By: /s/ Darren Dunckel
Darren Dunckel, CEO

Accepted this ___ day of May 2011.

ParagonEx Limited

By:       /s/Eric Peretz
Name: Eric Peretz
Title: CEO